Page 15 of 27 Pages

                                                                       Exhibit 1
                                                                       ---------

                            STOCK PURCHASE AGREEMENT
                            ------------------------

         STOCK PURCHASE AGREEMENT, dated as of April 22, 1999, by and among Carl Marks Strategic Investments, L.P. ("CMSI"), Carl Marks Strategic Investments II, L.P. ("CMSI II"), and Sean Mathis ("Mathis," and together with CMSI and CMSI II, the "Buyers"), and SC Fundamental Value Fund, LP ("SCF"), and SC Fundamental Value BVI, Inc. ("SBVI" and, together with SCF, the "Sellers").

         Sellers are the beneficial owners and record owners of 1,238,098 shares of common stock, par value $.01 per share, of Thousand Trails, Inc. (the "Shares"). Sellers wish to sell the Shares, and Buyers wish to purchase the Shares, upon the terms of this Agreement.

         Accordingly the parties agree as follows:

         1. Sale and Purchase of the Shares.

                  1.1 Sale of the Shares. Subject to the terms and conditions of this Agreement, each Seller hereby agrees to sell to Buyers the Shares set forth opposite its name on Schedule A, and each Buyer hereby agrees to purchase from Sellers the Shares set forth opposite its name on Schedule B. The purchase price for the Shares to be paid to each of the Sellers is set forth on Schedule A opposite its name and the purchase price to be paid by each Buyer is set forth on Schedule B opposite its name. The closing of the purchase of the Shares shall occur as soon as practicable (the "Closing Date"). On the Closing Date, Sellers
(i) shall deliver to Buyers stock certificates representing the
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                                                             Page 16 of 27 Pages

Shares, with stock powers duly endorsed or (ii) shall deliver the Shares to the Buyers in such other manner as the Buyers agree to in writing prior to the Closing Date.

                  1.2 Purchase Price. On the Closing Date, the purchase price for the Shares will be paid in cash to the Sellers by wire transfer of immediately available funds to such account or accounts as may be specified by the Sellers to the Buyers in writing at least two days prior to the Closing Date.

                  1.3 Acknowledgment of Buyers. Buyers acknowledge that they are purchasing the Shares without relying on any representations, oral or written, made by or on behalf of the Sellers except for the representations contained herein.

                  1.4 Acknowledgment of Sellers. Sellers acknowledge that they are selling the Shares without relying on any representations, oral or written, made by or on behalf of the Buyers except the representations contained herein.

                  1.5 Condition. The obligation of the Buyers to purchase the Shares is subject to the condition that the representations and warranties of the Sellers in Section 2 are true and correct on the Closing Date, and the obligations of the Sellers to sell the Shares is subject to the condition that the representations and warranties of Buyer in Section 3 are true and correct on the Closing Date.

         2. Representations and Warranties of Seller. The Sellers each represent and warrant to the Buyers as follows:

                  2.1 Title to the Shares. Each Seller legally and beneficially owns the Shares listed on Schedule A opposite its name free and clear of all liens, transfer restrictions or other encumbrances. Upon delivery of, and payment for, the Shares in
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accordance with the terms of this Agreement, Buyers will acquire good and valid title to the Shares, free and clear of all liens, transfer restrictions or other encumbrances.

                  2.2 Due Organization. SCF is a limited partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has full power and authority to carry on its business as it is presently conducted. SBVI is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has full power and authority to carry on its business as it is presently conducted.

                  2.3 Authority to Execute and Perform Agreement. Sellers have the full legal right and power to enter into, execute and deliver this Agreement and to perform fully their obligations hereunder. This Agreement has been duly authorized, executed and delivered by Sellers, and is the legal, valid and binding obligation of the Sellers enforceable in accordance with its terms, except as enforcement of such terms may be limited by applicable bankruptcy, reorganization, insolvency or similar laws affecting the enforcement of creditors' rights generally.

         3. Representations and Warrants of Buyer. The Buyers each represent and warrant to the Sellers as follows:

                  3.1 Due Organization. CMSI and CMSI II are limited partnerships duly organized, validly existing and in good standing under the laws of their jurisdiction of organization and have full power and authority to carry on their businesses as they are presently conducted.

                  3.2 Authority to Execute and Perform Agreement. CMSI and CMSI II have the full legal right and power to enter into, execute and deliver this
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                                                             Page 18 of 27 Pages

Agreement and to perform fully their obligations hereunder. This Agreement has been duly authorized, executed and delivered by the Buyers, and is the legal, valid and binding obligation of the Buyers enforceable in accordance with its terms, except as enforcement of such terms may be limited by applicable bankruptcy, reorganization, insolvency or similar laws affecting the enforcement of creditors' rights generally. No consents or approvals are required for Buyers to acquire the Shares in accordance with this Agreement.

         4. Additional Agreements. The Sellers and the Buyers hereby agree to take all steps reasonably necessary to carry out this agreement.

         5. Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the purchase of the Shares and supersedes all prior agreements, written or oral, with respect thereto.

         6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed wholly within such State.

         7. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall altogether constitute one and the same instrument.
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                                                             Page 19 of 27 Pages

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.


                                        BUYERS:

                                        CARL MARKS STRATEGIC
                                        INVESTMENTS, L.P.

                                        By:  Carl Marks Management Company, L.P.
                                               General Partner

                                             By: /s/ Andrew M. Boas
                                                 ------------------
                                                 Andrew M. Boas
                                                 General Partner


                                        CARL MARKS STRATEGIC
                                        INVESTMENTS II, L.P.

                                        By:  Carl Marks Management Company, L.P.
                                               General Partner

                                             By: /s/ Andrew M. Boas
                                                 ------------------
                                                 Andrew M. Boas
                                                 General Partner


                                        /s/ Sean Mathis
                                        ---------------
                                        Sean Mathis


                                        SELLERS:

                                        SC FUNDAMENTAL VALUE FUND, LP

                                        By:  SC Fundamental, LLC
                                               General Partner

                                             By: /s/ Peter M. Collery
                                                 --------------------
                                                 Peter M. Collery
                                                 Vice-President
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                                        SC FUNDAMENTAL VALUE BVI, INC.

                                             By: /s/ Peter M. Collery
                                                 --------------------
                                                 Peter M. Collery
                                                 Vice-President
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                                                             Page 21 of 27 Pages

                                   SCHEDULE A


                            Shares of Common Stock of
Seller                   Thousand Trails, Inc. to be Sold      Purchase Price
------                   --------------------------------      --------------
SC Fundamental Value                 896,158                    $4,704,829.50
Fund, LP

SC Fundamental Value                 341,940                    $1,795,185.00
BVI, Inc.
                         --------------------------------      --------------
                                    1,238,098                   $6,500,014.50
                                    =========                   =============
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                                   SCHEDULE B

                          Shares Common Stock of Thousand
Buyer                      Trails, Inc. to be Purchased          Purchase Price
-----                      ----------------------------          --------------
Carl Mark Strategic                   768,098                     $4,032,514.50
Investments, L.P.

Carl Marks Strategic                  450,000                     $2,362,500.00
Investments II, L.P.

Sean Mathis                            20,000                     $  105,000.00
                           ----------------------------          --------------
                                     1,238,098                    $6,500,014.50
                                     =========                    =============